FORM OF

ADVISORY AGREEMENT

BY AND AMONG

EMPIRE AMERICAN REALTY TRUST, INC.,

EMPIRE AMERICAN REALTY OPERATING PARTNERSHIP, LP,

AND

EMPIRE AMERICAN ADVISORS, LLC

TABLE OF CONTENTS

i

FORM OF

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of ____________ , 2010 (the “Effective Date”), is entered into by and among Empire American Realty Trust, Inc., a Maryland corporation (the “Company”), Empire American Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and Empire American Advisors, LLC, a Delaware limited liability company.

WITNESSETH

WHEREAS, the Company is a Maryland corporation created in accordance with Maryland General Corporation Law and intends to qualify as a REIT;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           DEFINITIONS.  As used in this Agreement, the following terms have the definitions set forth below:

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, brokerage fees, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.

“Acquisition Fee” means the fees payable to the Advisor pursuant to Section 10(a).

“Advisor” means Empire American Advisors, LLC, a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any Person to which Empire American Advisors, LLC or any successor advisor subcontracts substantially all of its functions.  Notwithstanding the foregoing, a Person hired or retained by Empire American Advisors, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of Empire American Advisors, LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.  For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Articles of Incorporation” means the Articles of Incorporation of the Company, as amended from time to time.

“Asset Management Fee”  means the fees payable to the Advisor pursuant to Section 10(d).

“Associate Limited Partner” means Empire American ALP, LLC, in its capacity as the associate limited partner of the Operating Partnership.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Investments before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.  For an equity interest owned in a Joint Venture, the calculation of Average Invested Assets shall take into consideration the underlying Joint Venture’s aggregate book value for the equity interest.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Bylaws” means the bylaws of the Company, as amended and as the same are in effect from time to time.

“Cause” means (x) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor or a breach of this Agreement by the Advisor; or (y) if any of the following events occur: (i) the Advisor shall violate any material provision of this Agreement, and after written notice of such violation, shall not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence, (ii) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all of its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days, or (iii) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

“Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of an asset which is reasonable, customary, and competitive in light of the size, type, and location of the asset.

“Contract Sales Price” means the total consideration received by the Company for the sale of an Investment.

“Dealer Manager” means Empire American Realty, LLC, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the Offering.

“Dealer Manager Fee” means three percent (3.0%) of Gross Proceeds from the sale of Shares in the Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Offering.

“Director” means a member of the Board of Directors.

“Distributions” means any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes.

“Effective Date”  has the meaning set forth in the preamble.

“Excess Amount”  has the meaning set forth in Section 13.

“Expense Year” has the meaning set forth in Section 13.

“Financing Coordination Fee”  means the fees payable to the Advisor pursuant to Section 10(e).

“GAAP” means United States generally accepted accounting principals, consistently applied.

“Good Reason” means (x) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform obligations under this Agreement; or (y) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through all Offerings, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses.  For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“Indemnitee” has the meaning set forth in Section 21.

“Independent Director” has the meaning set forth in the Articles of Incorporation.

“Investments” means any investments by the Company or the Operating Partnership in Real Estate Assets, Real Estate Related Loans or any other asset.

“Joint Ventures” means the joint venture or partnership arrangements (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer or general partner which are established to own Investments.

“Listing” means (i) the listing of the Shares on a national securities exchange or (ii) the receipt by the Stockholders of securities that are listed on a national securities exchange in exchange for the Shares in a merger or any other type of transaction.

“Loans” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as may be amended from time to time.

“Net Income” means, for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

“Offering” means the public offering of Shares pursuant to a Prospectus.

“Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, among the Company, the Operating Partnership and the Associate Limited Partner.

“OP Units”  means units of limited partnership interest in the Operating Partnership.

“Organization and Offering Expenses” means all expenses (other than the Selling Commission and the Dealer Manager Fee) to be paid by the Company in connection with the Offering, including legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Shares in the Offering, reimbursement of the Advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of the registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of the Company’s Affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to soliciting broker-dealers for technology costs associated with the Offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of the Shares and the ownership of Shares by such broker-dealer’s customers.

“Other Liquidity Event” means a liquidation or the sale of all or substantially all the Investments (regardless of the form in which such sale shall occur).  For clarification purposes, a transaction of the type described in clause (ii) of the definition of Listing shall not be an Other Liquidity Event.

“Person” means an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or government or any agency or political subdivision of a government.

“Primary Offering” means the portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment program.

“Property Disposition Fee” means the fees payable to the Advisor pursuant to Section 10(c).

“Prospectus” means the final prospectus of the Company filed pursuant to Rule 424(b) of the Securities Act, as may be amended or supplemented from time to time.

“Real Estate Assets” means any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including, without limitation, fee or leasehold interests, options and leases) either directly or through a Joint Venture.

“Real Estate Related Loans” means any investments in mortgage loans and other types of real estate related debt financing, including, without limitation, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company or the Operating Partnership, either directly or through a Joint Venture.

“Real Property” means real property owned from time to time by the Company or the Operating Partnership, either directly or through a Joint Venture, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the Board or the Advisor designate as Real Property to the extent such investments could be classified as Real Property.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“Sale” means any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Estate Assets, Loan or other Investment or portion thereof, including the lease of any Real Estate Assets consisting of a building only, and including any event with respect to any Real Estate Assets which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Real Estate Assets or portion thereof, including any event with respect to any Real Estate Assets which gives rise to insurance claims or condemnation awards; or (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Real Estate Related Loans or portion thereof (including with respect to any Real Estate Related Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commission” means seven percent (7.0%) of Gross Proceeds from the sale of Shares in the Primary Offering payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.

“Shares” means the shares of the Company’s capital stock, par value $0.01 per share.

“Soliciting Dealers” means broker-dealers who are members of the Financial Industry Regulatory Authority Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed soliciting dealer or other agreements with the Dealer Manager to sell Shares.

“Sponsor” means Empire American holdings, LLC, a Delaware limited liability company.

“Stockholders” means the registered holders of the Shares.

“Subordinated Incentive Listing Fee” means the fees payable to the Associate Limited Partner or its assignees pursuant to Section 10(f).

“Subordinated Participation In Net Sale Proceeds” means the fees payable to the Associate Limited Partner or its assignees pursuant to Section 10(g).

“Subordinated Termination Fee” means the fees payable to the Associate Limited Partner or its assignees pursuant to Section 19(b).

“Termination Date” means the date of termination of this Agreement.

“Total Operating Expenses” of a Person means the aggregate of all costs and expenses paid or incurred by such Person, but excluding Organization and Offering Expenses, interest payments, taxes, non-cash expenditures, any Acquisitions Fees or Acquisition Expenses.  The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines.  As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

“2%/25% Guidelines” has the meaning set forth in Section 13.

2.           APPOINTMENT.  The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3.           DUTIES OF THE ADVISOR.  As of the Effective Date, the Advisor will use its best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.  In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, Bylaws and the Operating Partnership Agreement, the Advisor, directly or indirectly, shall:

(a)           serve as the Company’s and the Operating Partnership’s investment and financial advisor;

(b)           provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership;

(c)           investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(d)           consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e)           subject to the provisions of Section 4 hereof, (i) participate in formulating an investment strategy and asset allocation framework, (ii) locate, analyze and select potential Investments, (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; (xii) recommend various liquidity events to the Board when appropriate and (xiii) source and structure Real Estate Related Loans;

(f)           upon request, provide the Board with periodic reports regarding prospective investments;

(g)           make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

(h)           negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for Loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares or obtain Loans for the Company and the Operating Partnership, but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter; provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;

(i)           obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;

(j)           from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(k)           provide the Company and the Operating Partnership with all necessary cash management services;

(l)           deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;

(m)           notify the Board of all proposed material transactions before they are completed;

(n)           effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board;

(o)           perform investor-relations and Stockholder communications functions for the Company;

(p)           render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

(q)           maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies; and

(r)           do all things necessary to assure its ability to render the services described in this Agreement.

Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or its Affiliate remains responsible for the performance of the duties set forth in this Section 3.

4.           AUTHORITY OF ADVISOR.

(a)           Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 9), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

(b)           Notwithstanding anything herein to the contrary, any Investment with a purchase price of $15,000,000 or more, including any financing thereof, will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

(c)           If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

(d)           The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.           FIDUCIARY RELATIONSHIP.  The Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to this Agreement, stands in a fiduciary relationship with the Stockholders and the partners of the Operating Partnership.

6.           NO PARTNERSHIP OR JOINT VENTURE.  The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

7.           BANK ACCOUNTS.  The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall upon request render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

8.           RECORDS; ACCESS.  The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time.  The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

9.           LIMITATIONS ON ACTIVITIES.  Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board.  In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

10.           FEES.

(a)           Acquisition Fees.  The Company shall pay an Acquisition Fee to the Advisor as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Investments.  The total Acquisition Fees payable to the Advisor or its Affiliates shall equal two and one-half percent (2.5%) of the purchase price of the Investment.  The purchase price of an Investment shall equal the amount paid or allocated to the purchase, development or improvement of an Investment, inclusive of expenses related thereto, and the amount of debt associated with such Investment.  The purchase price allocable for a Joint Venture Investment shall equal the product of (i) the purchase price of the Investment and (ii) the Company’s ownership percentage in the Joint Venture.  For purposes of this section, “ownership percentage” shall be the percentage of capital stock owned by the Company, without regard to classification of such capital stock.  The Company shall pay to the Advisor the Acquisition Fee promptly upon the closing of the Investment.

(b)           Limitation on Total Acquisition Fees, Financing Coordination Fees and Acquisition Expenses .  Pursuant to the NASAA REIT Guidelines, the total of all Acquisition Fees, Financing Coordination Fees and Acquisition Expenses payable in connection with any Investment shall not exceed six percent (6.0%) of the “contract purchase price,” as defined in the Articles of Incorporation, of the Investment acquired.

(c)           Property Disposition Fee.  In connection with a Sale of an Investment (except for such Investments that are traded on a national securities exchange) in which the Advisor or any Affiliate of the Advisor provides a substantial amount of services, as determined by the Independent Directors, the Company shall pay to the Advisor or its Affiliate a Property Disposition Fee equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) one percent (1.0%) of the Contract Sales Price of such Investment.  Any Property Disposition Fee payable under this Section 10(c) may be paid in addition to commissions paid to non-Affiliates, provided that the total commissions (including such Property Disposition Fee) paid to all Persons by the Company for the Sale of each Investment shall not exceed six percent (6.0%) of the Contract Sales Price.

(d)           Asset Management Fee.  The Company shall pay an Asset Management Fee to the Advisor as compensation for services rendered in connection with the management of the Company’s assets in an amount equal to seventy five basis points (0.75%) per annum of Average Invested Assets.  The Asset Management Fee is payable quarterly, in arrears at the end of each calendar quarter, in the amount of 0.1875% of Average Invested Assets in the immediately preceding quarter.

(e)           Financing Coordination Fee.  The Company shall pay a Financing Coordination Fee to the Advisor in connection with the refinancing of any Loan in an amount equal to one percent (1.0%) of the amount made available and/or outstanding under any such Loan.  The Advisor may reallow some or all of this Financing Coordination Fee to reimburse third parties with whom it may subcontract to procure any such Loan.

(f)           Subordinated Incentive Listing Fee.  Upon Listing of the Shares, the Company shall pay the Associate Limited Partner or its assignees a Subordinated Incentive Listing Fee in the form of an interest bearing promissory note equal to ten percent (10%) of the amount, if any, by which (i) the market value of the outstanding Shares plus Distributions paid by the Company prior to Listing, exceeds (ii) the sum of the total amount of capital raised from investors in Shares and the amount of cash flow necessary to generate an eight percent (8%) annual cumulative, non-compounded return to such investors. The interest bearing promissory note shall be repaid from the net sales proceeds of each Sale of an Investment that occurs after the date of the Listing.  At the time of each such Sale, the Company may pay at its discretion all or a portion of such promissory note in Shares, which may or may not be registered under the Securities Act, or cash.

(g)           Subordinated Participation In Net Sale Proceeds.  The Company shall pay the Associate Limited Partner or its assignees from time to time a Subordinated Participation In Net Sales Proceeds equal to ten percent (10%) of remaining net sales proceeds after return of capital contributions plus payment to investors in Shares of an eight percent (8%) cumulative, pre-tax, non-compounded return on the capital contributed by such investors.

(h)           Exclusion of Certain Transactions.  In the event the Company or the Operating Partnership shall propose to enter into any transaction in which the Advisor, any Affiliate of the Advisor or any of the Advisor’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the Board not otherwise interested in such transaction, including a majority of the Independent Directors.

11.           EXPENSES.

(a)           In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i)            Organization and Offering Expenses; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount of Organization and Offering Expenses (including the Dealer Manager Fee and Selling Commissions) paid by the Company and the Operating Partnership to exceed fifteen percent (15.0%) of the Gross Proceeds raised in the Primary Offering;

(ii)           Acquisition Expenses incurred in connection with the selection and acquisition of Investments subject to the aggregate six percent (6.0%) cap on Acquisition Fees, Financing Coordination Fees and Acquisition Expenses set forth in Section 10(b);

(iii)           the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)           interest and other costs for Loans, including discounts, points and other similar fees;

(v)           taxes and assessments on income of the Company or Investments;

(vi)           costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)           expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)           all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)           expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;

(x)            expenses connected with payments of Distributions;

(xi)           expenses of organizing, revising, amending, converting, modifying, or terminating the Company or any subsidiary thereof or the Articles of Incorporation, Bylaws or governing documents of any subsidiary;

(xii)           expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)           administrative service expenses, including all costs and expenses incurred by Advisor or its Affiliates in fulfilling its duties hereunder, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and

(xiv)           audit, accounting and legal fees.

(b)           Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 11 shall be reimbursed no less than monthly to the Advisor.

12.           OTHER SERVICES.  Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.           REIMBURSEMENT TO THE ADVISOR.  The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses for the four (4) consecutive fiscal quarters then ended (the “ Expense Year ”) exceed (the “ Excess Amount ”) the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income (the “ 2%/25% Guidelines ”) for such year.  Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter.  If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified.  Such determination shall be reflected in the minutes of the meetings of the Board.  All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

14.           OTHER ACTIVITIES OF THE ADVISOR.  Except as set forth in this Section 14, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement.  The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service.  Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.  Notwithstanding anything herein to the contrary, neither the Advisor nor any Affiliate of the Advisor may make any investment in residential properties where the investment objective is substantially similar to the investment objectives of the Company, until such time as at least seventy five percent (75.0%) of the Gross Proceeds, following the final closing of the Offering, have been invested or committed for investment.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.  If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their best efforts to apply such method fairly to the Company.

15.           THE EMPIRE AMERICAN NAME. The Advisor and its Affiliates have a proprietary interest in the name “Empire American.” The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the name “Empire American” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name “Empire American” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “Empire American” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “Empire American.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Empire American” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company.

16.           TERM OF AGREEMENT.  This Agreement shall continue in force for a period of one year from the Effective Date, and thereafter it may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.

17.           TERMINATION BY THE PARTIES.  This Agreement may be terminated upon sixty (60) days written notice (i) by the Independent Directors of the Company or the Advisor, without Cause and without penalty, (ii) by the Advisor for Good Reason or (iii) by the Advisor upon a Change of Control.  The provisions of Sections 19 through 32 of this Agreement shall survive termination of this Agreement.

18.           ASSIGNMENT TO AN AFFILIATE.  This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors).  The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors.  This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

19.           PAYMENTS AND DUTIES UPON TERMINATION.

           (a)           Amounts Owed.  After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor including all of its interest in the Company’s income, losses, distributions, and capital by payment of an amount equal to the then-present fair market value of the Advisor’s interest, subject to the 2%/25% Guidelines to the extent applicable.

   (b)           Subordinated Termination Fee.

(i)           Upon termination of this Agreement, the Associate Limited Partner shall be entitled to a Subordinated Termination Fee. The Subordinated Termination Fee, if any, will be payable in the form of an interest bearing promissory note equal to the sum of:  (A) ten percent (10%) of the amount, if any, by which (1) the sum of (v) the fair market value (determined by appraisal as of the Termination Date) of the Investments on the Termination Date, less (w) any Loans secured by such Investments, plus (x) total Distributions paid through the Termination Date on Shares issued in Offerings through the Termination Date, less (y) any amounts distributable as of the Termination Date to limited partners who received OP Units in connection with the acquisition of any Investments upon the liquidation or sale of such Investments (assuming the liquidation or sale of such Investments on the Termination Date), exceeds (2) the sum of the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the Termination Date to purchase or redeem any Shares purchased in an Offering pursuant to the Company’s share repurchase plan) and the total amount of cash that, if distributed to those Stockholders who purchased Shares in an Offering on or prior to the Termination Date, would have provided such Stockholders an annual eight percent (8%) cumulative, non-compounded return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception through the Termination Date.

(ii)           If the Associate Limited Partner receives the Subordinated Incentive Listing Fee, it would no longer be entitled to receive Subordinated Distributions of Net Sales Proceeds or the Subordinated Termination Fee.  If the Associate Limited Partner receives the Subordinated Termination Fee, it would no longer be entitled to receive Subordinated Distributions of Net Sales Proceeds or the Subordinated Incentive Listing Fee.

(c)           Advisor’s Duties.  The Advisor shall promptly upon termination of this Agreement:

(i)           pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)           deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)           cooperate with the Company and the Operating Partnership to provide an orderly management transition.

20.           INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT.  To the extent that the Articles of Incorporation or the Operating Partnership Agreement impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

21.           INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.  The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective directors (collectively, the “ Indemnitees ,” and each, an “ Indemnitee ”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of New York, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines.  Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all of the following conditions are met:

(a)           the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(b)           the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

(c)           such liability or loss was not the result of negligence or willful misconduct by the Indemnitee; and

(d)           such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

(a)           there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(b)           such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(c)           a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(a)           the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(b)           the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(c)           the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

22.           INDEMNIFICATION BY ADVISOR.  The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including reasonable attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

23.           NOTICES.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	Empire American Realty Trust, Inc.
25 Philips Parkway
Montvale, New Jersey 07645
Attention: David Newman,
Chief Operating Officer

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Peter M. Fass, Esq.

To the Operating Partnership:	Empire American Realty Operating Partnership, LP
25 Philips Parkway
Montvale, New Jersey 07645
Attention: David Newman

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Peter M. Fass, Esq.

To the Advisor:	Empire American Advisors, LLC
25 Philips Parkway
Montvale, New Jersey 07645
Attention: David Newman

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Peter M. Fass, Esq.

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 23.

24.           MODIFICATION.  This Agreement shall not be amended, supplemented, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

25.           SEVERABILITY.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

26.           GOVERNING LAW.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

27.           ENTIRE AGREEMENT.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

28.           NO WAIVER.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

29.           PRONOUNS AND PLURALS.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

30.           HEADINGS.  The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

31.           EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

32.           THIRD PARTY BENEFICIARY.  The Associate Limited Partner shall be entitled to rely on, and shall be a third party beneficiary of, the representations, warranties and agreements contained in this Agreement.  Other than the Associate Limited Partner, there are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors, heirs and permitted assigns, any rights, remedies, obligations or liabilities.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EMPIRE AMERICAN REALTY TRUST, INC.

By:
Name: David Newman
Title: Chief Operating Officer

EMPIRE AMERICAN REALTY OPERATING PARTNERSHIP, LP

By:	Empire American Realty Trust, Inc.
its General Partner

By:
Name: David Newman
Title: Chief Operating Officer

EMPIRE AMERICAN ADVISORS, LLC

By:
Name: David Newman
Title: Authorized Person